Exhibit 99.1

FOR IMMEDIATE RELEASE                                         Contact:                  Heather Browne
August 16, 2010                                                                                                  Director, Media Relations
713-753-3775
heather.browne@kbr.com

Rob Kukla, Jr.
Director, Investor Relations
713-753-5082
investors@kbr.com

KBR Announces New Chief Accounting Officer

HOUSTON - KBR (NYSE: KBR) today announced that Dennis S. Baldwin has been appointed as KBR’s Vice President and Chief Accounting Officer effective August 16.

Baldwin was previously the Vice President and Chief Accounting Officer for three years with Houston-based McDermott International. Prior to joining McDermott, Baldwin served as Vice President and Chief Accounting Officer for the turnaround management team of Integrated Electrical Services.  Baldwin also served as Vice President, Corporate Controller at Houston-based Veritas, DGC.

Baldwin is a certified public accountant and holds a M.B.A from the University of Houston and a B.B.A. in Accounting from Sam Houston State University.

“Dennis’ 26 years of experience and business background are well-suited for this role. I am confident that under his leadership, KBR will continue to improve and enhance its existing accounting and financial efficiencies,” said Sue Carter, KBR Senior Vice President and Chief Financial Officer.

Mr. Baldwin replaces John (“Jay”) W. Gann who left the company to pursue other opportunities.

KBR is a global engineering, construction and services company supporting the energy, hydrocarbon, government services, minerals, civil infrastructure, power and industrial markets. For more information, visit www.kbr.com.